UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): October 21, 2004

GREENFIELD ONLINE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50698	06-1440369

(Commission File Number)	(IRS Employer Identification No.)

21 River Road, Wilton, Connecticut	06897

(Address of Principal Executive Offices)	(Zip Code)

(203) 834-8585

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On October 21 2004, Greenfield Online, Inc. (the “Company”) completed its purchase of certain online survey panel assets from The Dohring Company (“Dohring”) for a total purchase price of $3 million in cash. The assets acquired by the Company include the complete OpinionSurveys.com panel, certain profile information contained in its database, title to the domain names “OpinionSurveys.com” and “OpinionSurvey.com,” as well as certain intellectual property and goodwill associated with the OpinionSurveys.com panel.

     The acquisition was effected pursuant to an Asset Purchase Agreement by and among the Company, Dohring and Doug C. Dohring dated as of August 18, 2004. This Asset Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of certain material provisions of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement filed as an exhibit hereto.

On October 22, 2004, the Company issued a press release announcing this acquisition, which is attached as Exhibit 99.1 to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy one (71) calendar days after the date hereof.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy one (71) calendar days after the date hereof.

(c) Exhibits

2.1	Asset Purchase Agreement by and among Greenfield Online, Inc. and The Dohring Company and Doug C. Dohring dated as of August 18, 2004

99.1	Greenfield Online Press Release dated as of October 22, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
(Registrant)
Date: October 22, 2004	By: /s/ Dean A. Wiltse Dean A. Wiltse President and Chief Executive Officer